Exhibit B

                             JOINT FILING AGREEMENT

         This Agreement is filed as an exhibit to Schedule 13G/A being filed by Circle T Partners, L.P., Circle T International, Ltd., JAG Multi-Investments LLC, Goren Cousins I LLC and Circle T2 LP.in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


         This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


Dated this 13th day of February, 2007




                        CIRCLE T PARTNERS, L.P.

                        By: /s/ Seth Tobias
                           ----------------------------------
                            Seth Tobias, Managing Member of the General Partner


                        CIRCLE T INTERNATIONAL, LTD.

                        By: /s/ Seth Tobias
                           ----------------------------------
                            Seth Tobias, President of the General Partner of the Investment Manager


                        JAG MULTI-INVESTMENTS  LLC

                        By: \s\ Seth Tobias
                           ----------------------------------
                            Seth Tobias, President



                        GOREN COUSINS I LLC

                        By: \s\ Seth Tobias
                           ----------------------------------
                            Seth Tobias, President



                        CIRCLE T2 LP

                        By: \s\ Seth Tobias
                           ----------------------------------
                            Seth Tobias, Managing Member